UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 20, 2009 (February 18, 2009)

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	201352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2009, the Board of Directors (the “Board”) of Education Realty Trust, Inc., a Maryland corporation (the “Company”), approved and adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”) to make the following changes to the previous bylaws of the Company:

•	Clarify that notice of stockholder director nominations or other business proposals must be timely and that any proposed business must be a proper matter for stockholder action;

•
Update and/or clarify the information required to be provided to the Company by stockholders that desire to make a director nomination or business proposal to be considered at an annual or special meeting of stockholders to include:

•
disclosure of all information relating to a proposed director nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed director nominee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation;

•	disclosure of any proposed business, the interests of the proponent in the proposed business and any agreements with others (including any proposed director nominee) regarding the proposed business;

•	disclosure of all direct and indirect ownership interests of the proponent in the Company;

•
disclosure of the name and address of the proponent, as well as the investment strategy and a copy of any prospectus, offering memorandum or other similar document sent to investors or potential investors of the proponent if the proponent is not an individual;

•	disclosure of the name and address of any other stockholders supporting any director nominations or other business proposals;

•
Clarify that stockholder director nominations or other business proposals must be submitted in accordance with the advance notice requirements of the Amended Bylaws to be considered at special meetings of stockholders;

•
Clarify that material inaccuracies contained in notices provided by a stockholder in connection with director nominations or business proposals may cause such notice to be deemed not to have been provided in accordance with the advance notice requirements and that a stockholder must notify the Company of any inaccuracy or change in any information disclosure; and

•	Clarify that the right to indemnification and the advancement of expenses paid by the Company shall vest immediately upon the election of a director or officer.

In addition, the Amended Bylaws reflect updates to the Maryland General Corporation Law and make various non-material changes. These changes include, but are not limited to:

•	Permit the annual meeting of stockholders to be held annually on a date to be designated by the Board;

•	Remove outdated provisions with respect to director liability for any loss of deposits and any obligation to provide surety bonds;

•	Specify notice and quorum requirements for Board meetings conducted in emergency situations;

•	Clarify that stockholders are not entitled to certificates evidencing shares of stock held by them;

•	Require that a written statement of information be provided to a stockholder without charge upon a request of the stockholder; and

•
Require that the Board set a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, receive payment of any dividend, or any allotment of other rights.

The amendments to the Amended Bylaws became effective on February 18, 2009 in accordance with resolutions adopted by the Board. The foregoing description is a summary of the material changes to the previous bylaws of the Company and is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3.2 hereto.

  Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith to this Current Report of Form     8-K.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Education Realty Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: February 20, 2009	By:	/s/ Randall H. Brown
Randall H. Brown
Executive Vice President,Chief Financial Officer,Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Education Realty Trust, Inc.